EXHIBIT 10.2

FIRST BUSINESS FINANCIAL SERVICES, INC.

INCENTIVE STOCK OPTION AGREEMENT

          THIS AGREEMENT, made this               day of               , 20   , by FIRST BUSINESS FINANCIAL SERVICES, INC., a Wisconsin corporation (the “Company”), and        , an employee of the Company or a Subsidiary corporation (the “Optionee”).

1.	Grant of Option. Pursuant to the First Business Financial Services, Inc. 2001 Equity Incentive Plan (the “2001 Plan”), the Board of Directors of the Company (the “Board”) has determined to grant to the Optionee, on the terms and conditions set forth herein, this option (the “Option”) to purchase common stock of the Company. The Option is intended to qualify as an “Incentive Stock Option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Number of Shares and Option Price. The Option is to purchase shares of the common stock of the Corporation (the “Option Shares”) at a price of per share (the “Option Price”).

3.	Period of Option and Conditions of Exercise.

a.	Period of Option. Unless terminated earlier pursuant to the terms of this Agreement or the Plan, the Option shall be in effect from the date hereof (the “Date of Grant”) through 5:00 P.M. (EST) on , 20 (the “Expiration Date”). Upon termination or expiration of the Option, all rights of the Optionee hereunder shall cease.

b.	Conditions of Exercise. The Optionee may exercise the Option only to the extent it is vested, and only until the earlier of the Expiration Date or the applicable date set forth in Section 4. The Option will vest as follows:

i.	25% of the Option Shares will vest on the first anniversary of the Date of Grant;

ii.	an additional 25% of the Option Shares will vest on the second anniversary of the Date of Grant;

iii.	an additional 25% of the Option Shares will vest on the third anniversary of the Date of Grant; and

iv.	the final 25% of the Option Shares will vest on the fourth anniversary of the Date of Grant.

Notwithstanding the foregoing, if the Optionee terminates employment from the Company and its Subsidiaries as a result of death, total and permanent disability (within the meaning of Code Section 22(e)(3)) or retirement on or after age 58, at a time when the Optionee could not have been terminated for cause (as defined in Section 4.c. below), the Option will become immediately and fully vested as of the date of such termination. In addition, upon a Change in Control of the Company (as defined in the Plan), this Option will become immediately and fully vested as of the date of such Change in Control provided the Optionee is an employee of the Company or Subsidiary immediately prior to the Change in Control.

Those Option Shares that are not vested as of the date of the Optionee’s termination of employment from the Company and its Subsidiaries shall automatically and without notice terminate and be cancelled effective as of the date of such termination.

The Optionee’s transfer of employment between and among the Company and its Subsidiaries shall not be considered a termination of employment hereunder.

4.	Termination of Employment. The following paragraphs apply in the event of the Optionee’s termination of employment from the Company and its Subsidiaries prior to the Expiration Date. In no event, however, will the periods described herein extend the term of the Option beyond its Expiration Date or beyond the date the Option is otherwise cancelled pursuant to the terms of the Plan.

a.	Termination Due to Death. If the Optionee terminates employment from the Company and its Subsidiaries by reason of death at a time when the Optionee could not have been terminated for cause (as defined below), the Optionee’s beneficiary or other person or persons that acquire the Optionee’s rights under the Option by will or by the laws of descent and distribution, may exercise the Option until the first anniversary of the date of the Optionee’s death.

b.	Termination Due to Disability or Retirement. If the Optionee terminates employment from the Company and its Subsidiaries by reason of total and permanent disability (within the meaning of Code Section 22(e)(3)), or retirement on or after age 58, at a time when the Optionee could not have been terminated for cause (as defined below), the Optionee (or his legal representative) may exercise the Option until the first anniversary of the date of such termination.

c.	Termination for Cause. If the Company or a Subsidiary terminates the Optionee’s employment for cause, the Option shall be immediately cancelled and forfeited back to the Company without notice to the Optionee. For purposes hereof, “cause” means: (1) if the Optionee is subject to an employment agreement that contains a definition of “cause”, such definition, or (2) otherwise, any of the following as determined by the Board: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or a Subsidiary, or the Company’s or Subsidiary’s code of conduct, as then in effect, (b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or Subsidiary, (c) commission of an act of dishonesty or disloyalty involving the Company or Subsidiary, (d) violation of any federal, state or local law in connection with the Optionee’s employment, or (e) breach of any fiduciary duty to the Company or Subsidiary.

d.	Termination for Any Other Reason. If the Optionee terminates employment from the Company and its Subsidiaries for any reason not described above, the Optionee may exercise the Option, to the extent vested as of the date of such termination of employment, for a period ending on the third (3rd)-month anniversary of the date of such termination.

e.	Notice of Competition. Upon receipt by the Company or a Subsidiary, prior to the date the Option otherwise expires under the foregoing provisions, of notice that the Optionee has become, or intends to become, an employee or director of, or consultant to, any business that provides services in competition with the Company or any of its Subsidiaries (as determined by the Board), or that the Optionee has acquired, or intends to acquire, a proprietary interest in any such business, this Option shall immediately terminate and cease to be exercisable (regardless of vesting) on the date of such notice. For purposes hereof, a proprietary interest in a business is ownership, whether through stock holdings or otherwise, either directly or indirectly, of one percent or more of such business.

5.	Non-Transferability of Option. The Option and this Option Agreement shall not be transferable other than by will or by the laws of descent and distribution, or pursuant to a beneficiary designation filed in accordance with Section 7; and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his or her legal representative.

6.	Exercise of Option. The Optionee may exercise the Option prior to its termination or expiration, but only to the extent vested, by delivering written notice to the Secretary of the Company, on the form authorized by the Board, specifying the whole number of Option Shares which he or she elects to purchase, together with full payment of the Option Price in the form of:

a.	Cash;

b.	By tendering shares of previously acquired Stock which have been held for at least six months and which have a Fair Market Value at the time of exercise equal to the total Option Price;

c.	Through a cashless exercise procedure established by the Board, if any; or

d.	Any combination of (a), (b) or (c).

Subject to the terms of this Agreement, the Company shall promptly deliver to the Optionee the Stock for which the full Option Price has been paid; provided, however, that the Company may, in its discretion, require that the Optionee pay to the Company or

Subsidiary, at the time of exercise, any such additional amount as the Company or Subsidiary deems necessary to satisfy its liability to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares of Stock thereupon. The Optionee will not be deemed to be a shareholder of the Company until the date of the issuance of a stock certificate to him or her for such shares and until the shares of Stock are paid for in full.

7.	Beneficiary. The Optionee may designate one or more beneficiaries who shall be entitled to exercise the Option, to the extent it is exercisable, after the death of Optionee. The Optionee may from time to time revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Optionee’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no beneficiary designation is in effect at the time of Optionee’s death, or if no designated beneficiary survives the Optionee or if such designation conflicts with law, the Optionee’s estate will be considered the beneficiary. In the event all beneficiary(ies) die after the Optionee and prior to the full exercise of the Option, the Option shall automatically and without notice terminate on the date of the last beneficiary’s death. If the Board is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the underlying Stock, until the Board determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

8.	Restrictions on Exercise, Issuance and Transfer of Shares.

a.	General. No individual may exercise the Option and no shares of Stock will be issued under this Agreement unless and until the Company has determined to its satisfaction that such exercise and issuance comply with all relevant provisions of applicable law, including the requirements of any stock exchange on which the shares may then be traded.

b.	Securities Laws. Optionee acknowledges that he or she is acquiring the Option and the Stock purchasable pursuant to the Option for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “Act”). Optionee agrees and acknowledges with respect to any shares of Stock that have not been registered under the Act, that (i) Optionee will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such registration, and (ii) a legend will be placed on the certificates for the shares to such effect. As further conditions to the issuance of the Stock, the Optionee agrees for himself, his beneficiary(ies), and his heirs, legatees and legal representatives, prior to such issuance to execute and deliver to the Company such investment representations and warranties, to enter into a restrictive stock transfer agreement, and to take or refrain from taking such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable federal or state securities laws, regardless of whether the shares of Stock have at that time been registered under the Act or qualified under the securities laws of any state.

9.	Special Provisions for Incentive Stock Options. The Optionee hereby acknowledges and understands that in order to obtain favorable tax treatment for this Incentive Stock Option, the following rules apply under current tax laws:

a.	The Optionee must hold the Stock acquired upon exercise for a period of one year from the date of exercise and two years from the Date of Grant.

b.	The exercise price must equal at least the Fair Market Value of a share of Stock on the Date of Grant. While the Board has made a good faith determination of the Fair Market Value of a Share in this regard, neither the Board nor the Company can guarantee that the Board’s determination will be considered Fair Market Value, nor will the Optionee or any other individual be subject to any indemnification for any failure of the Board to have made such a determination.

c.	If Option Shares with a Fair Market Value (as determined on the Date of Grant) in excess of $100,000 become exercisable (vested) for the first time in any calendar year (including for this purpose option shares granted under all other incentive stock options granted by the Company and its subsidiaries), the number of Option Shares with a Fair Market Value in excess of such $100,000 limit will be considered issued under a nonqualified stock option.

d.	The Optionee must exercise this Option within three (3) months after his termination of employment for any reason other than disability or death. Accordingly, an Optionee who exercises this Option more than three (3) months after retirement will be treated as exercising a nonqualified stock option.

e.	For purposes of subsection d., if the Optionee takes an approved leave of absence from the Company and its Subsidiaries, the Optionee is treated as terminated from employment on the ninety-first (91st) day of such leave, or if longer the last day on which the Optionee’s right to reemployment is guaranteed by law or contract.

f.	For purposes of subsection d., if the Optionee transfers to the employment of a Subsidiary that is not a subsidiary within the meaning of Code Section 422, the Optionee will be treated as terminated from employment on the date of such transfer or the date such Subsidiary ceases to meet the requirements of Code Section 422, if later.

g.	The excess of the Fair Market Value of the Option Shares at the time of exercise over the amount the Optionee pays for such Stock may be an item of adjustment for alternative minimum tax (AMT) purposes on the Optionee’s personal tax return.

10.	Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be a waiver of such provision or of any other provision hereof.

11.	Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the 2001 Plan and agrees to be bound by all the terms and provisions thereof. The terms of the 2001 Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern. Any capitalized terms not defined herein will have the meanings given in the Plan. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan or this Agreement adopted by the Board and in effect from time to time. By signing below, the Participant agrees and accepts on behalf of himself or herself, and his or her heirs, legatees and beneficiary(ies), that all decisions or interpretations of the Board with respect to the Plan or this Agreement are binding, conclusive and final.

12.	Notices. Any notice hereunder to the Company shall be addressed to it at its office, 401 Charmany Drive, Madison, WI 53711; Attention: Corporate Secretary, and any notice hereunder to Optionee shall be addressed to him or her at the last home address on file with the Company. Either party may designate some other address at any time hereafter in writing.

13.	Severability. In the event any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

14.	Amendments. This Option Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, and may be amended or terminated by the Company or the Board without the Optionee’s consent as provided in the Plan.

          IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first above written.

FIRST BUSINESS FINANCIAL SERVICES, INC.

By
Its:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the First Business Financial Services, Inc. 2001 Equity Incentive Plan.

(Optionee)